EXHIBIT 3.1


               AMENDMENT TO THE RESTATED CERTIFICATE AND AGREEMENT OF LIMITED PARTNERSHIP OF HOUSING PROGRAMS LIMITED


         This Amendment to the Restated Certificate and Agreement of Limited Partnership, as amended to date (the "Partnership Agreement"), of Housing Programs Limited, a California limited partnership (the "Partnership"), is made and entered into as of February 2, 2006, by and among National Partnership Investments Corp., a California corporation ("NAPICO"), as general partner of the Partnership, Housing Programs Corporation II, a Delaware corporation ("HPC II"), as general partner of the Partnership, National Partnership Investments Associates, a California limited partnership ("NPIA"), as general partner of the Partnership, and NAPICO, as attorney-in-fact for the limited partners of the Partnership.


         WHEREAS, NAPICO, HPC II, NPIA and limited partners owning a majority of the outstanding limited partnership interests of the Partnership have approved this Amendment.


         NOW, THEREFORE, the parties hereto hereby agree as follows:


         1. Section 9.3(d) of the Partnership Agreement is hereby amended to read in its entirety as follows:

           "(d) upon any sale or refinancing, the Partnership shall not reinvest any proceeds thereof;"


         2. Except as specifically amended hereby, the terms, covenants, provisions and conditions of the Partnership Agreement shall remain unmodified and continue in full force and effect and, except as amended hereby, all of the terms, covenants, provisions and conditions of the Agreement are hereby ratified and confirmed in all respects.

         IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

NATIONAL PARTNERSHIP                       HOUSING PROGRAMS CORPORATION II,
INVESTMENTS CORP.,                         as General Partner
as General Partner

By: /s/ Jeffrey H. Sussman                 By: /s/ David Robertson
    -------------------------------            ---------------------------------
     Jeffrey H. Sussman,                       David Robertson
     Senior Vice President,                    President and CEO
     General Counsel and Secretary


NATIONAL PARTNERSHIP                       NATIONAL PARTNERSHIP
INVESTMENTS ASSOCIATES,                    INVESTMENTS CORP.,
as General Partner                         as Attorney-in-Fact for the Limited
                                           Partners

By: /s/ Nicholas G. Ciriello               By: /s/ Jeffrey H. Sussman
    -------------------------------            ---------------------------------
     Nicholas G. Ciriello,                     Jeffrey H. Sussman,
     General Partner                           Senior Vice President,
                                               General Counsel and Secretary